SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. __)

   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [  ]

   Check the appropriate box:

   [  ] Preliminary Proxy Statement             [  ] Confidential, for Use of
                                                     the Commission Only (as
                                                     permitted by Rule 14a-
                                                     6(e)(2))
   [  ] Definitive Proxy Statement
   [X]  Definitive Additional Materials
   [  ] Soliciting Material Pursuant to Section  240.14a-11(c) or Section
        240.14a-12

                               WPL HOLDINGS, INC.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   [  ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
        or Item 22(a)(2) of Schedule 14A.

   [  ] $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3).

   [  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
        11.

        1)   Title of each class of securities to which transaction applies:

        2)   Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4)   Proposed maximum aggregate value of transaction:

        5)   Total fee paid:

   [  ] Fee paid previously with preliminary materials.

   [X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)   Amount Previously Paid:  $500,063

        2) Form, Schedule or Registration Statement No.: Preliminary proxy materials of WPL Holdings, Inc., IES Industries Inc. and Interstate Power Company, Joint Registration Statement on
             Form S-4 of WPL Holdings, Inc. and Interstate Power Company (Registration No. 333-07931) and Joint Registration Statement on Form S-4 of WPL Holdings, Inc. and Interstate Power Company (Registration No. 333-10401).

        3) Filing Party: WPL Holdings, Inc., IES Industries Inc. and Interstate Power Company.

        4)   Date Filed:  January 18, 1996, July 11, 1996 and August 19,
             1996.

   [The following is an advertisement published or to be published in newspapers throughout the State of Wisconsin starting on August 27, 1996.]

        A MESSAGE
        TO ALL

                                  WPL Holdings
                                   shareowners


    The Interstate Energy Corporation merger proposal "offers superior long-term returns to shareholders."


    -Robert W. Baird & Co.*



    *Robert W. Baird & Co., Incorporated is one of the oldest and largest regional investment banking firms in the United States. Baird serves the investment community as investment banker, equity research specialist, broker and asset manager. The firm has 59 offices in 10 states, concentrated in the Midwest.



    As a WPL Holdings shareowner, you have the     [Map]
    opportunity to approve a merger agreement
    involving WPL Holdings and two Iowa-based
    utility companies - IES Industries Inc. and    Proposed Interstate
    Interstate Power Co.                           Energy Corporation
                                                   service area

      The Board of Directors of WPL Holdings encourages you to vote for the combination of these three quality utility companies as Interstate Energy Corporation.

      The Interstate Energy Corporation merger proposal "offers superior long-term returns to shareholders," according to an Aug. 19 analysis issued by Robert W. Baird & Co., a Milwaukee-based regional investment banking firm.

    Please take the time to send in your WPL Holdings proxy card prior to the WPL Holdings annual meeting on Thursday, Sept. 5.

       If you have misplaced your proxy materials or have any questions, please feel free to contact WPL Holdings Shareowner Services at 1-800-356-5343.
                                                           [Logo]

                                                    WPL Holdings, Inc.

   [The following letter from Erroll B. Davis, Jr., President and Chief Executive Officer of WPL Holdings, Inc., is being distributed to all shareowners of WPL Holdings, Inc. starting on August 27, 1996.]

    [LOGO]  WPL Holdings, Inc.                   222 West
            The parent of Wisconsin Power and    Washington Avenue
            Light Company                        PO Box 2568
            and Heartland Development            Madison, WI 53701-2568
            Corporation                          608/252-4888


   August 27, 1996





   Dear WPLH Shareowner:

        I would appreciate a few moments of your time to share some thoughts about the future of your company.

        On August 15, your Board of Directors agreed to a new stock exchange ratio for IES Industries. WPL Holdings made the offer to preserve the strategic value of the three-way merger announced last November to create Interstate Energy Corp. (IEC), involving WPL Holdings, Cedar Rapids-based IES Industries and Dubuque-based Interstate Power Co.

        As part of IES' actions on August 15, its Board of Directors rejected an unsolicited proposal from MidAmerican Energy Co. (MEC). According to Lee Liu, IES' Chairman of the Board, President and CEO, the IES Board felt the MidAmerican offer was incapable of delivering all that it had promised, nor was it focused on a long-term strategic plan for the future.

        Unfortunately, MidAmerican is attempting to block IES -- and therefore WPLH -- from taking a step toward a stronger future. Before the September 5 Annual Meeting, you may be seeing a great deal of information in the media and elsewhere. I apologize for the tremendous amount of material and paper that these efforts generate. Laws and regulations require that we provide you a significant amount of information as you decide about the future of WPLH.

        I can, however, sum up in a few words why your Board believes that the merger with IES Industries and Interstate Power Co. is best for WPLH:

   - The strategic three-way merger positions WPLH for regional growth with access to high-growth markets.

   - The merger will produce a company that is financially sound, ready to build on our heritage of strong earnings.

   - The merger is a good balance for shareowners, customers, employees and the communities we serve.

        And we are not the only ones who see the value of this unprecedented three-way merger.

        Last week, Robert W. Baird & Co., a regional investment banking firm based in Wisconsin, wrote in a report directed at financial analysts located throughout the Midwest:

        "We recommend that IES shareholders pass up the potential near-term benefits offered by MEC's team and join IEC, a team we believe offers superior long-term returns to shareholders. ..."

   Please Vote!

        If you have already mailed back the proxy card that came with the original proxy materials, and you are satisfied with your vote, you do not need to send in another proxy card. If, on the other hand, you just haven't gotten around to filling out the original (white) proxy card, please return the lavender-colored proxy card you received earlier this week. Please note that the lavender-colored card needs to reach us before the September 5 WPLH Annual Meeting to count. Your vote will help position Interstate Energy Corp. to maintain low energy rates and high-quality customer service for more than 1 million energy customers in a four-state region.

        We are proud of our past success in enhancing long-term shareowner value. And like our merger partners, we believe that our friendly alliance will further enhance your investment.

        Should you have any questions, please call our Shareowner Services toll free at 1-800-356-5343.

   Regards,



   Erroll B. Davis, Jr.
   President and CEO

   [The following is an article appearing in the Interstate Energy Corporation Merger Update dated August 27, 1996, which is distributed to employees of WPL Holdings, Inc., IES Industries Inc. and Interstate Power Company.]

                                  IES BOARD OF
                                DIRECTORS REJECTS
                                UNSOLICITED OFFER
                                FROM MIDAMERICAN


        As IES, IPC and WPLH employees have learned through their individual companies' internal communications, MidAmerican Energy Co. of Des Moines made an unsolicited offer on Aug. 4 to acquire IES.

        On Aug. 16, IES Chairman, President and CEO Lee Liu, IPC Executive Vice President Mike Chase and WPLH President and CEO Erroll B. Davis Jr. convened in Cedar Rapids for a press conference and a teleconference for financial analysts. The topic, of course, was the merger partners' reaction to the unsolicited MidAmerican offer.

        Lee Liu announced that, after careful consideration, the IES Board of Directors unanimously voted to reject MidAmerican's unsolicited offer.

        Further, the three executives announced that IES, IPC and WPLH have agreed on a new stock exchange ratio for IES. This agreement reflects a commitment to the strategic value of the unprecedented three way merger to customers, shareowners and employees.

        Under terms of the agreement, holders of IES Industries common stock will receive 1.14 shares of Interstate Energy Corp. common stock for each share of IES stock they own. Previously, the agreement provided 1.01 shares of IEC common stock for each share of IES common stock.

   [The following is the slide presentation given, or to be given, by certain executive officers of WPL Holdings, Inc., IES Industries Inc. and Interstate Power Company to retail brokerage firms starting on August 27, 1996.]

    [Four state map of Minnesota, Wisconsin,         Interstate Energy
    Iowa and Illinois with Interstate Energy         Corporation
    Corporation ("IEC") service area
    highlighted]

   [ ]  WP&L
   [ ]  IES Utilities Inc.
   [ ]  Interstate Power Co.

                          INTERSTATE ENERGY CORPORATION


    [Four state map of
    Minnesota, Wisconsin, Iowa
    and Illinois with IEC
    service area highlighted]
                                  -    A growing and diversified
                                       regional customer base
                                  -    Assets - $4.5 Billion
                                  -    Over 850,000 electric
                                       customers
                                  -    Over 360,000 gas customers
                                  -    Service territory in Iowa,
                                       Illinois, Minnesota and
                                       Wisconsin

    [ ]  WP&L
    [ ]  IES Utilities Inc.
    [ ]  Interstate Power Co.

                IEC WILL MARKET TO DIVERSE AND GROWING INDUSTRIES

                           Customers-Major Industries


             Food Products            Machinery & Metals
             Chemicals                Transportation
             Paper                    Construction Equip.

                       IEC'S INVESTMENT IN COMMUNITIES IS
                        REFLECTED IN RETAIL SALES GROWTH

   [Bar graph showing annual growth rate for 1991 through 1995 of IES (4.4%), WP&L (3.5%), IPC (3.0%) and MidAm (1.1%).]

   Represents Annual Growth Rate for 1991-1995

                          INTERSTATE ENERGY CORPORATION

    [Four state map of Minnesota,
    Wisconsin, Iowa and Illinois    -    A low cost provider of
    with IEC service area                electric power
    highlighted]
                                    -    Continued strong support
                                         of economic development

                                    -    Low customer rates
    [ ]  WP&L
    [ ]  IES Utilities Inc.         -    Investments in
    [ ]  Interstate Power Co.            communities we serve

                           AVERAGE INDUSTRIAL CUSTOMER
                                 CHARGE PER Kwh

   [Bar graph showing average industrial customer charge per Kwh for WP&L (3.63 cents per Kwh), IPC (3.72 cents per Kwh), IES (3.88 cents per Kwh) and MidAm (4.04 cents per Kwh).]


   Source:  EEI Rankings, 1995

                          AVERAGE RESIDENTIAL CUSTOMER
                                 CHARGE PER Kwh

   [Bar graph showing average residential customer charge per Kwh for WP&L (6.82 cents per Kwh), IPC (7.45 cents per Kwh), IES (8.15 cents per Kwh) and MidAm (9.17 cents per Kwh).]

   Source:  EEI Rankings, 1995

                          IEC CORE BUSINESSES


                                  IEC
                           Madison Wisconsin
    Energy                      Energy           Diversified
    Production                Marketing          Businesses
                              & Delivery

    Madison                  Cedar Rapids        Cedar Rapids
    Wisconsin                    Iowa            Iowa





                            Administrative
                               Services

                             Dubuque, Iowa

                                INVESTMENT RETURN
                                   COMPARISON

   [Bar graph showing total cumulative investment return from August 2, 1991 through August 2, 1996 for MEC (21%) and WPH (60%).]


                       Total Cumulative Investment Return
                                 8/2/91 - 8/2/96

                               DIVIDEND COMPARISON

   [Bar graph showing the five year (1991-1995) dividend growth of MEC (-4.5%) and WPH (7.8%).]


                           5 Year Dividend Growth Rate
                                   1991 - 1995

   [PLEASE NOTE -- The word "Rate" in this graph's title was inserted in error and has been deleted. If this slide is used in any future presentations, such word will not appear in the title.]

                               DIVIDEND COMPARISON

    [Line graph labeled "Dividend     [Line graph labeled "Dividend
    Cut" showing dividends declared   Growth" showing dividends
    per share (in dollars) for MEC    declared per share (in dollars)
    from 1991 through 1995 as         for WPH, IES and IPC from 1991
    follows:  1991 ($1.38), 1992      through 1995 as follows:  WPH -
    ($1.28), 1993 ($1.17), 1994       - 1991 ($1.80), 1992 ($1.86),
    ($1.17) and 1995 ($1.18).]        1993 ($1.90), 1994 ($1.92) and
                                      1995 ($1.94); IES -- 1991
                                      ($2.03) and 1992-1995 ($2.10);
                                      and IPC -- 1991 ($2.04) and
                                      1992-1995 ($2.08).]



             MidAm Takeover                      IEC Merger

                                  MIDAM HURDLES

   -    Potential antitrust issues could block MidAm takeover
   -    To finance the merger MidAm shareowners face either:
        -    High debt levels (59 percent based on SEC filed information)
        -    Or divestiture of growth businesses

                                   DEBT LEVELS

   [Bar graph showing pro forma debt ratios of IEC Merger (49%) and MidAm takeover (59%).]


                               Proforma Debt Ratio

                                   IEC GROWTH
                                    POTENTIAL

                        [Pie chart showing the following]

                                Energy Generation
                                    -  GENCO
                                  -  Railroads
                                  -  Oil & Gas

   Other Core                                                          Energy
   Businesses                                                       Marketing
   -  McLeod                                                       & Delivery
   -  RMT                                                       -   Utilities
                                                                  -   IEA/HEG

                                MidAm DIVESTITURE
                                     OPTIONS

                        [Pie chart showing the following]

                                Energy Generation
                                    -  GENCO
                           -  Railroads[stricken out]
                           -  Oil & Gas[stricken out]

   Other Core                                                          Energy
   Businesses                                                       Marketing
   -  McLeod                                                       & Delivery
                                                                -   Utilities
                                                       -   IEA [stricken out]

                           HIGH DIVIDEND PAYOUT RATIOS
                                PRESENT CONCERNS

   [Line graph showing historical MidAm dividend payout ratios from 1991 through 1995 as follows: 1991 (104.5%), 1992 (152.4%), 1993 (84.2%), 1994
   (95.9%) and 1995 (96.7%).]


                         Historical MidAm Payout Ratios

                             MIDAMERICAN DIVIDEND AT
                                      RISK?

   - 1995 consolidated proforma dividend payout ratios (109% to 119%, assuming no synergies)
   - Potential further rate reduction in current filing (OCA has filed for $100 million reduction)
   -    Possible inability to recover purchase premium in rates
        (approximately $12 million per year at risk)
   -    Possible divestiture of growth companies to repay debt

                               MIDAM IMPLIED VALUE
                                  $26 - $30 ???

   We believe they should have . . .

                  Included                             Excluded

    -    Discount for time lag and       -    High multiple of 5-6 times
         probability of transaction           operating cash flow
         closure                              -    Historically WPL has had
    -    Effect of rate decrease (OCA              higher P/E ratios than
         $100 million?)                            MidAM
    -    Cost of current hostile effort  -    Shareholders retaining 50% of
    -    Impact of higher debt service        synergies
    -    Tax impact on McLeod gains      -    Cash flows of non-regulated
                                              subsidiaries which may be
                                              divested

   We believe the implied value to MidAm and IES shareholders is much less than advertised.

                                THE IEC ADVANTAGE

   -    IEC's cost structure better positions IEC for the competitive market
   -    Long term growth and diversification
   -    IEC financially stronger - lower leverage
   -    IEC is further along in regulatory review process
   -    IES Merger/Acquisition history without dividend cuts:
             e.g., 1991 Iowa Southern Merger, 1992 Whiting Petroleum Merger and 1992 Union Electric Asset Acquisition
   -    IEC balanced for shareowners, customers, employees and communities

   [The following statement will be used on the Interstate Energy Corporation Merger Hotline recording starting on August 27, 1996.]

   THIS IS THE IEC MERGER HOTLINE FOR THE WEEK OF AUGUST 26.

   WITH ONLY ABOUT ONE WEEK REMAINING BEFORE THE THREE MERGER PARTNERS HOLD THEIR ANNUAL SHAREOWNER MEETINGS ON SEPTEMBER 5, IES, INTERSTATE POWER AND WPL HOLDINGS ARE AGGRESSIVELY MOVING FORWARD TO MAKE INTERSTATE ENERGY CORPORATION A REALITY.

   DURING THIS TIME OF RAPID CHANGE, WE WANT TO THANK EMPLOYEES FOR THEIR COMMENTS, QUESTIONS AND, MOST OF ALL, THEIR SUPPORT FOR THE THREE-WAY STRATEGIC COMBINATION.

   IN THE MEANTIME, WE WANT TO ENCOURAGE ALL EMPLOYEES WHO OWN SHARES IN THEIR COMPANY TO RETURN THEIR PROXY CARDS.

   IF YOU ALREADY VOTED AND ARE SATISFIED WITH YOUR VOTE, YOU NEED NOT SEND IN THE SUPPLEMENTAL PROXY CARD THAT WAS DELIVERED TO YOU THIS WEEK.

   IF, HOWEVER, YOU SIMPLY DID NOT GET AROUND TO SENDING IN THE FIRST PROXY CARD, PLEASE TAKE THE TIME TO SEND IN THE SUPPLEMENTAL CARD RIGHT AWAY SO IT IS COUNTED BEFORE THE ANNUAL MEETINGS TAKE PLACE ON SEPTEMBER 5.

   THANK YOU FOR CALLING THE IEC MERGER HOTLINE.

   IF YOU CARE TO LEAVE A QUESTION OR COMMENT, PLEASE PUSH "2" NOW.